Exhibit 99.1

Indoor Harvest Corp. Appoints Keith Crouch

to Board of Directors

June 28, 2022

AUSTIN — Indoor Harvest Corp. (OTCPK: INQD) (the “Company”) announces the appointment of Keith Crouch to a director position on the Board of Directors (the “Board”). Mr. Crouch has proven himself to be an industry powerhouse in the Consumer-Packaged Goods (CPG) space, taking products from ground zero and launching them to internationally recognized and distributed brands.

“Keith is a master at building brands and taking them to the next level, so it was imperative to me that I had to bring that talent to the hemp space. It is inevitable that hemp products are going to be a part of every family’s daily life, so we truly wanted the best working with our projects, products, and companies to help elevate them the way Keith can,” said Mr. Bocskor, Chairman of the Company.

“Hemp has an exciting future and I see a number of opportunities opening up for these companies who are creating and making consumer products based on hemp and the corresponding cannabinoids, terpenes, and other plant-based compounds, it is truly quite exciting. Being able to work with new brands and products in this ‘blue ocean’ market as we see discoveries become known and which may also lead to breakthroughs in wellness, pharma, and numerous other industries is a rare treat,” said Mr. Crouch.

Over the past 30 years, Mr. Crouch has acquired marketing and sales expertise with many corporations and has a proven track record for increasing market share and revenue. During this experience, he has developed and nurtured many relationships with major grocery companies, natural retailers, club channels (e.g., Costco, Sam’s Club, etc.), convenience stores, drug chains, and food & beverage distributors in the US and foreign countries.

He is a CPG Sales and Marketing leader with in-depth expertise in branded and private label product launches, currently managing global brand portfolios of over $1.0B across grocery, club, drug, c-store, and direct to consumer channels. He has owned, operated and worked with many companies, and has been fortunate enough to enjoy a dynamic award winning sales and management career that has included aiding in the successful growth of a variety of well-known firms and brands such as that include: Barilla, Health Valley Foods, Cliff Bar, Kraft Foods, Rao’s, Colavita, Smucker’s Specialty, Nestle, Quaker, Nabisco, Kikkoman, Twining’s Tea, Bigelow Tea, Stubbs BBQ, Frontera Foods, Lotus Foods, Sam Mills, Jose Cuervo, Finest Call, La Catrina Wine, Surprise Drinks, Merica Bourbon, Atlas Marketing, Metro Marketing, Marsai Group, Dr. Stoner’s, and Rock Vapor, just to name a few.

Mr. Crouch has a history of providing customers with unique category specific solutions and innovative product launches through global sourcing of new product suppliers, ingredients, technologies, and packaging options that advance product positioning, improve retail partner profitability, and increase sales. He is an internationally recognized leader of sales teams cultivating passion for the development and motivation of direct performance reports.

About Indoor Harvest: Indoor Harvest Corp. (OTCPK: INQD) is branded under the name Indoor Harvest® The Company incorporates development of proprietary technology, mergers, acquisitions, strategic partnerships, and joint ventures as part of a broad integration strategy. As a platform, Indoor Harvest Corp. cultivates synergistic partnerships within related industries, providing an opportunity to be part of a more significant play, sharing intellectual capital, technology, access to new capital markets, and liquidity for owners.

Forward Looking Statements: This document contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements reflect our views about future events and financial performance and are generally not historical facts. Words such as “expect,” “feel,” “believe,” “will,” “may,” “should,” “anticipate,” “intend,” “estimate,” “project,” “forecast,” “plan” and similar expressions are intended to identify forward-looking statements. These statements include but are not limited to: financial projections and estimates and their underlying assumptions; statements regarding plans, objectives, and expectations with respect to future operations, products, and services; and statements regarding future performance. Such statements are subject to certain risks and uncertainties, many of which are difficult to predict and generally beyond our control, that could cause actual results to differ materially from those expressed in, or implied or projected by, the forward-looking statements. You are cautioned not to place undue reliance on these forward- looking statements that speak only as of the date hereof. You are also urged to carefully review and consider the various risks and other disclosures discussed in our reports filed with the U.S. Securities and Exchange Commission from time to time, which attempt to advise interested parties of the factors that affect our business. Except to the extent otherwise required by federal securities laws, we do not undertake any obligation to republish revised forward-looking statements to reflect events or circumstances after the date hereof. Risks include but are not limited to general risks associated with mergers, acquisitions, joint ventures, and strategic alliances; lack of sufficient capital, changes in U.S. hemp and related laws; possible impairment of assets, COVID and more.